UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023 (August 30, 2023)

ISUN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Avenue D, Suite 10, Williston, Vermont 05495
(Address of Principal Executive Offices) (Zip Code)
(802) 658-3378
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ISUN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 30, 2023, iSun, Inc., a Delaware corporation (the “Company”), entered into a letter agreement (the “First Letter Agreement”) by and between the Company and each of Anson Investments Master Fund LP and Anson East Master Fund LP (together, the “Investors”) regarding a modification of the terms of those certain Senior Secured Convertible Promissory Notes issued to the Investors, dated November 4, 2022 (the “Notes”). The Notes are described in the Company’s Current Report on Form 8-K, filed with the Commission on November 8, 2022. Under the Notes, the Company covenanted that it meet certain EBITDA targets, including EBITDA of $500,000 for the quarter ended June 30, 2023. The Company had an EBITDA loss of $617,000 during the quarter ended June 30, 2023. Under the Notes, a failure to fulfill the EBITDA financial covenant is defined as an Event of Default. For such an Event of Default, the Investors may accelerate all amounts due under the Notes. The Investors have agreed to a waiver of the Event of Default upon the terms set forth in the First Letter Agreement, including that the Company shall pay the Investors the aggregate amount of $1,442,307.69 of the principal amount of the Notes by wire transfer within 30 days of the date of the Letter Agreement, that the Fixed Conversion Price of the Notes shall be adjusted to $1.00, and that the Company shall issue warrants to the Investors as described in Item 3.02, below.

On August 30, 2023, the Company entered into a second letter agreement with the Investors (the “Second Letter Agreement”). The Second Letter Agreement provides that the Company may complete an Optional Redemption of all of the then outstanding principal balance due under the Notes on or before December 31, 2023, notwithstanding Section 6(a) of the Notes, which permits the Company to effect an Optional Redemption only in the absence of an existing or imminent Event of Default, and subject to certain other conditions.

Item 3.02. Unregistered Sale of Securities.

Effective August 30, 2023, in accordance with the terms of that certain Letter Agreement by and between the Company and the Investors, the Company issued warrants to acquire an aggregate of 1,000,000 shares of Common Stock (the “Warrants”) to the Investors in satisfaction of the Letter Agreement in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. Each of the Investors previously represented that it was an “accredited investor”, as defined in Regulation D, and was acquiring the Warrants and Warrant Shares for investment only and not with a view towards, or for resale in connection with, the public sale of distribution thereof. Accordingly, the Warrants and Warrant Shares have not been registered under the Securities Act and any applicable state securities laws. Pursuant to the First Letter Agreement, the Company was obligated to provide the Investors the Warrants with an exercise price of $1.00 per share and a term of 5 years.

Item 9.01. Exhibits.

4.1	Warrant to Purchase Common Stock, dated August 30, 2023, by and between iSun, Inc. and Anson Investments Master Fund LP.

4.2	Warrant to Purchase Common Stock, dated August 30, 2023, by and between iSun, Inc. and Anson East Master Fund LP.

10.1	Letter Agreement, dated August 30, 2023, by and between iSun, Inc., Anson Investments Master Fund LP, and Anson East Master Fund LP.

10.2	Letter Agreement, dated August 30, 2023, by and between iSun, Inc., Anson Investments Master Fund LP, and Anson East Master Fund LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2023

iSun, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer